Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68299,
333-73378, 333-88979, 333-119141 and 333-136682) and the Registration Statements on Form S-8 (Nos. 333-39482,
333-108095 and 333-129873) of our report dated March 15, 2007 relating to the financial statements of Golden State Water Company, which appears in this Form 10-K.

March 15, 2007